Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use in this Registration Statement on Form SB-2 of Prolink Holdings Corp. of our report dated April 14, 2006 relating to our audits of the consolidated financial statement of Prolink Holdings Corp as of December 31, 2005 and January 1, 2005 and for the periods then ended appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the captions “Experts” in such Prospectus.
Hein & Associates LLP
Denver, CO
February 7, 2007

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